CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


To the Board of Directors
   Westside Energy Corporation
   Houston, Texas

We hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 our report dated March 15, 2006 included herein, relating to the financial statements as of December 31, 2005 and for each of the two years then ended. We also consent to the reference to us under the heading "Experts" in this Registration Statement.




Malone & Bailey, PC
www.malone-bailey.com
Houston, Texas

June 30, 2006